UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 10, 2022

Electro-Sensors, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-09587		41-0943459
(Commission File Number)		(I.R.S. Employer Identification No.)

6111 Blue Circle Drive
Minnetonka, MN		55343-9108
(Address of Principal Executive Offices)		(Zip Code)

(952) 930-0100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock	ELSE	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On June 10, 2022, Electro-Sensors, Inc. ("ELSE" or "Electro-Sensors") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Mobile X Newco, Inc., a Delaware corporation and wholly owned subsidiary of ELSE (the "Merger Sub"), and Mobile X Global, Inc., a Delaware corporation ("Mobile X") (together with ELSE and Merger Sub, the "Parties"), pursuant to which Merger Sub will merge with and into Mobile X, with Mobile X surviving the merger as a wholly owned subsidiary of ELSE (the "Merger").

Mobile X Global, Inc. is a new entrant in the global mobile industry founded by Peter Adderton. Mobile X plans to launch a new mobile brand called Mobile X in the U.S. in 2022, enabled by a network access agreement with a major carrier.

The Merger is structured as a statutory reverse triangular merger under Delaware and Minnesota law, under which a newly formed subsidiary of ELSE will be merged with and into Mobile X Global, Inc., with Mobile X Global, Inc. surviving the Merger and becoming a wholly owned subsidiary of ELSE. In connection with the Merger, ELSE will reincorporate in Delaware, be re-named Mobile X Global, Inc., and operate both the new MobileX wireless business and the Electro-Sensors business. The Merger Agreement also provides that Electro-Sensors, Inc. will effect a four-for-one reverse stock split shortly before completion of the Merger, unless the Parties agree on a different reverse split ratio.

In connection with the execution of the Merger Agreement, a third-party institutional investor has entered into a commitment letter with Mobile X Global, Inc. to provide equity financing of up to $20.0 million upon closing of the Merger in the form of convertible preferred stock. The commitment is subject to diligence and definitive agreements satisfactory to the third-party institutional investor, including an agreement for a $50 million equity line of credit to be provided by the investor. The equity line of credit would provide significant additional liquidity, at the option of Mobile X. The commitment letter terminates on October 31, 2022.

It is anticipated that, immediately after the Merger, former Mobile X stockholders will own approximately 76% of the combined company, legacy ELSE shareholders will own approximately 11% of the combined company, and that the third-party institutional investor noted above (or an alternative investor agreed to by the Parties to the Merger Agreement) and certain other investors will own approximately 13% of the combined company, all based on current ownership of ELSE and Mobile X, and assuming the closing of $20 million of equity financing on the terms contained in the commitment letter from the third-party institutional investor noted above.

ELSE expects the approximately 332,500 shares subject to currently outstanding options to be exercised in connection with the Merger prior to the record date of the cash dividend discussed below. Assuming this exercise, and based on the relative valuations agreed to by Mobile X and ELSE, and after giving effect to the reverse split at a ratio of four-for-one, the legacy ELSE shareholders would continue to own approximately 932,005 shares, the Mobile X stockholders would own approximately 6,668,294 shares, the third-party institutional investor noted above (or an alternative investor agreed to by the Parties to the Merger Agreement) would own approximately 1,066,860 shares (on an as-converted to common basis) assuming the closing of $20 million of equity financing on the terms in the commitment letter, and approximately 75,851 shares would be held by others.

In addition to their continuing interest in the combined company, legacy Electro-Sensors shareholders as of a record date to be determined before the closing of the Merger will receive special cash dividends expected to be approximately $18.0 million in the aggregate, with the amount of the dividends possibly adjusted based on the amount of ELSE transaction expenses and its working capital balance at the closing of the Merger, and further adjusted for indebtedness, if any, and transaction bonuses, if any, approved by the ELSE board of directors. Aggregate cash dividends of $18.0 million would be approximately $4.83 per share based on the current, pre-reverse split, fully diluted shares of Electro-Sensors.

Closing of the Merger is subject to specified conditions, including, among other matters: (i) the approval by Mobile X stockholders and ELSE shareholders of the Merger; (ii) a registration statement becoming effective under the Securities Act of 1933, as amended, related to the shares being issued to the Mobile X stockholders in the Merger and the clearance of the proxy statement related to the approval by the ELSE shareholders of the Merger; (iii) receipt of $20 million in third party equity financing; (iv) listing of the combined company's common stock on Nasdaq; and (v) the filing of an amendment to ELSE 's Articles of Incorporation to increase the number of shares of common stock authorized for issuance to a number at least large enough to consummate the Merger, as discussed below. Certain shareholders of each company have entered Voting Agreements in connection with the Merger, as discussed below.

The Merger Agreement contains customary representations and warranties from Mobile X and ELSE. It also contains customary covenants, including (i) requiring each of the Parties to use reasonable best efforts to cause the Merger to be consummated, (ii) requiring each of the Parties to exert reasonable efforts to obtain at least $20 million of equity financing, and (iii) for Mobile X and ELSE to carry on their respective businesses in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger. ELSE also agreed not to solicit, seek or initiate or knowingly take any action to facilitate or encourage a competing transaction, subject to certain exceptions. ELSE is required to seek shareholder approval of the issuance of the shares of common stock to be issued in the Merger pursuant to Nasdaq listing rules, the required amendments to its Articles of Incorporation and other matters specified in the Merger Agreement.

The Merger Agreement contains termination rights for each of Mobile X and ELSE, including, without limitation, in the event that (i) any governmental entity issues a non-appealable final order permanently enjoining the Merger, (ii) the Merger is not consummated by January 31, 2023 or (iii) the other party breaches its representations, warranties or covenants under the Merger Agreement, which breach would give rise to the failure of a closing condition and such breach is not cured within 10 days of receipt of written notice of such breach. In addition, ELSE has certain rights related to potential Superior Proposals (as defined in the Merger Agreement), including termination rights, which, if it exercises in accordance with the Merger Agreement, would entitle it to terminate the Merger Agreement by paying a fee of $1.1 million and reimbursing certain expenses of Mobile X up to $575,000. The Merger Agreement also provides for the sharing of certain expenses in connection with terminations where the aforementioned termination fee is not triggered.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the Parties made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the Parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise. Unless required by applicable law, ELSE undertakes no obligation to update this information.

Electro-Sensors and Mobile X Voting Agreements and Electro-Sensors Special Meeting of Shareholders

In connection with the execution of the Merger Agreement, Electro-Sensors' directors, officers, and certain major shareholders, who collectively own a majority of Electro-Sensors' outstanding shares, have entered into agreements with Mobile X to vote their shares in favor of the Merger at a special meeting of shareholders to be held before the closing of the Merger on a date to be announced. In addition, directors, officers and certain major stockholders of Mobile X, who collectively own a majority of Mobile X's outstanding shares, have entered into similar voting agreements. No written consents have been granted nor have any votes been cast. The Voting Agreements may be terminated in connection with a termination of the Merger Agreement. Closing will follow the special meeting of shareholders of Electro-Sensors, consent of stockholders of Mobile X Global, and satisfaction of other customary and specified closing conditions, including the U.S. Securities and Exchange Commission ("SEC") having declared effective a registration statement, and The Nasdaq Stock Market having approved the listing of the common stock of the combined company.

The foregoing descriptions of the Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Voting Agreements, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On June 10, 2022, the Board of Directors Electro-Sensors, Inc. adopted a new Section 3.12 to its Bylaws, effective immediately. A copy of Section 3.12 is filed as Exhibit 3.2 to this Form 8-K.

In 2018, the State of Minnesota added Section 302A.191 to the Minnesota Business Corporation Act. Section 302A.191 explicitly authorizes a Minnesota corporation to include a provision in its articles of incorporation or bylaws making any or all of the courts in the State of Minnesota (subject to jurisdictional requirements) the exclusive forum for internal corporate claims. Section 302A.191 defines “internal corporate claim,” as any

●	claim that is based upon a violation of a duty under the laws of the state of Minnesota by a current or former director, officer or shareholder in such capacity;

●	derivative action or proceeding brought on behalf of the corporation; or

●	action asserting a claim arising under any provision of the MBCA or the corporation’s articles or bylaws.

Pursuant to the statutory authority in MBCA Section 302A.191, Electro-Sensors, Inc. new bylaw establishes federal courts (where jurisdiction exists) and state courts located in Hennepin County, Minnesota as the exclusive for Electro-Sensors, Inc. internal corporate claims.

Item 8.01.	Other Events

On June 13, 2022 ELSE issued a press release attached hereto as Exhibit 99.1 relating to its proposed merger transaction with Mobile X.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated June 10, 2022 between Electro-Sensors, Inc. , Mobile X Newco, Inc., a Delaware corporation and wholly owned subsidiary of Electro-Sensors, Inc, and Mobile X Global, Inc.
3.2	Section 3.12 of Electro-Sensors, Inc. Bylaws, effective June 10, 2022
10.1	Form of Voting Agreement dated June 10, 2022 among Mobile X Global, Inc, Electro-Sensors, Inc, and officers, directors and shareholders of Electro-Sensors, Inc. named on Schedule I-A
10.2	Form of Mobile X Voting Agreement dated June 10, 2022 among Mobile X Global, Inc, Electro-Sensors, Inc., and the officers, directors and Shareholders of Mobile X Global, Inc. named on Schedule I-B
99.1	Press release issued by Electro-Sensors, Inc. on June 13, 2022

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Electro-Sensors, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Important Information and Where to Find It

A full description of the terms of the transaction will be provided in a proxy statement/prospectus/consent solicitation statement included in a Form S-4 Registration Statement that Electro-Sensors will file with the SEC. Electro-Sensors urges investors, shareholders and other interested persons to read, when available, the prospectus/proxy statement/consent solicitation STATEMENT as well as other documents filed with the SEC because these documents will contain important information about Electro-Sensors, Mobile X Global, and the proposed transactions. When final, the definitive proxy statement will be mailed to Electro-Sensors’ shareholders as of a record date to be established for voting on the proposed transaction, and a definitive consent solicitation statement will be sent to the Mobile X stockholders. Shareholders will also be able to obtain a copy of the documents (when available), without charge, by directing a request to: Electro-Sensors, Inc., 6111 Blue Circle Drive, Minnetonka, MN 55343. These documents, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Electro-Sensors, Inc., Mobile X Global, Inc., and their respective directors and executive officers may be considered participants in the solicitation of proxies by Electro-Sensors, Inc. in connection with the proposed transaction. Information about the directors and executive officers of Electro-Sensors, Inc. is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its 2022 Proxy Statement, which were filed with the SEC on March 31, 2022. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Electro-Sensors’ shareholders in connection with the proposed Merger will be included in the definitive proxy statement/prospectus that Electro-Sensors intends to file with the SEC.

Non-Solicitation

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of that jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward Looking Statements

This Form 8-K includes certain forward-looking statements concerning Electro-Sensors, Mobile X Global and the proposed transactions within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding future financial performance, future growth, and the development of future products and services; the benefits of the proposed transactions, including anticipated growth and synergies; the combined company’s plans, objectives and expectations and intentions; the expected timing of the proposed transactions; and future acquisitions. These statements are based on current expectations or beliefs and are subject to uncertainty and changes in circumstances. There can be no guarantee that the proposed transactions described in this press release will be completed, or that they will be completed as currently proposed, or at any particular time. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Electro-Sensors as well as the business of Mobile X Global. Many of these risks, uncertainties and contingencies related to Electro-Sensors are presented in Electro-Sensors’ Annual Report on Form 10-K and, from time to time, in Electro-Sensors’ other filings with the SEC. These and other risks related to the business of Mobile X Global will be presented in the proxy statement/prospectus/consent solicitation statement to be filed with the SEC.

The information here should be read considering these risks and the following considerations: the ability of the merger parties to obtain definitive investment documents and close on the equity investments necessary to complete the Merger; the ability of MobileX to successfully launch its business, attract subscribers, and achieve the levels of customer service, revenues and costs that it currently expects; the ability of the combined company to successfully maintain a Nasdaq Capital Market listing; the ability of the combined company to successfully access the capital markets to finance expansion and acquisitions; the ability of the combined company to identify and acquire appropriate acquisition targets and successfully integrate these companies into its operations; the ability of the combined company to achieve synergies between its legacy sensor business and its new MobileX business; the conditions to the closing of the Merger may not be satisfied or an event, change or other circumstance could occur that could give rise to the termination of the Merger Agreement; the Merger may involve unexpected costs, liabilities or delays, resulting in the Merger not being consummated within the expected time period; risks that the announced merger may disrupt current Electro-Sensors plans and operations or that the business or stock price of Electro-Sensors may suffer as a result of uncertainty surrounding the Merger; the outcome of any legal proceedings related to the Merger; and Electro-Sensors or Mobile X Global may be adversely affected by other economic, business, or competitive factors.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ELECTRO-SENSORS, INC.

By:	/s/ David L. Klenk
David L. Klenk, Chief Executive Officer and Chief Financial Officer

Date: June 14, 2022